Exhibit 3.33

AMENDED AND RESTATED

STATEMENT OF PARTNERSHIP EXISTENCE

OF

SI HOLDINGS, G.P.

SI HOLDINGS, G.P. (the “Partnership”), a general partnership duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The original Statement of Partnership Existence was filed with the Secretary of State of the State of Delaware on May 29, 2001.

2. This Amended and Restated Statement of Partnership Existence is made and filed pursuant to the order of the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware in the case styled: In re: Seitel, Inc. et al. No. 03-12227 (PJW) and the Debtors’ Third Amended Joint Plan of Reorganization as filed with the Bankruptcy Court on January 11, 2004, as amended on February 6, 2004, and confirmed by the Bankruptcy Court on March 18, 2004, in connection with the reorganization of the Partnership under title 11 of the Bankruptcy Code and in accordance with the Revised Uniform Partnership Act of the State of Delaware.

3. This Amended and Restated Statement of Partnership shall become effective at 5:00 p.m., Eastern Time, on July 2, 2004.

4. The Company’s Statement of Partnership Existence is hereby amended and restated, so as to read in its entirety as follows:

ARTICLE 1.

The name of the Partnership is SI HOLDINGS, G.P.

ARTICLE 2.

The address of its registered office in the United States where Partnership records are to be kept or made available in the State of Delaware is c/o of The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE 3.

The name and address of the Partnership’s registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Statement of Partnership Existence of SI HOLDINGS, G.P. this 30 day of June, 2004.

General Partner:

SEITEL SOLUTIONS, INC., a Delaware Corporation

By:	/s/ Kevin P. Callaghan
Kevin P. Callaghan, Director and President

Limited Partner:

SEITEL SOLUTIONS, LLC

By its Sole Member
SEITEL SOLUTIONS, INC.,
a Delaware Corporation

By:	/s/ Kevin P. Callaghan
Kevin P. Callaghan, Director and President

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